Exhibit 99.1

Targa Resources Corp.

Unaudited Pro Forma Condensed Combined Financial Statements

On February 17, 2016, Targa Resources Corp. ( “TRC”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2015 (the “Merger Agreement”), by and among TRC, Spartan Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of TRC (“Merger Sub”), Targa Resources Partners LP, a Delaware limited partnership (“TRP” or the “Partnership”) and Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership ( “TRP GP”). Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity and as a subsidiary of TRC (the “Merger”). Upon consummation of the Merger, TRC indirectly acquired all of the outstanding common units representing a limited partner interest in the TRP (“Common Units”) that TRC and its subsidiaries did not already own.

Each TRP public Common Unit was converted into the right to receive 0.62 of a share of common stock of TRC, par value $0.001 per share (“TRC shares”). No fractional TRC shares were issued in the Merger, and TRP Common Unitholders instead received cash in lieu of fractional TRC shares. Pursuant to the Merger Agreement and the approvals of the TRC Compensation Committee and the TRP GP Board of Directors, each performance unit award previously granted pursuant to the Targa Resources Partners LP Long-Term Incentive Plan (the “TRP LTIP”) or TRC Long Term Incentive Plan (the “TRC LTIP”) that was outstanding and unvested immediately prior to the effective time of the Merger was converted and restated into a comparable award with respect to TRC shares, calculated by multiplying the number of performance units denominated in such award by the 0.62 exchange ratio (and rounding down to the nearest whole share) and eliminating any performance factor relating to TRP Common Units, but otherwise retaining the same time-based vesting, forfeiture, and termination provisions as included in the original performance unit award. In addition, all amounts previously credited to the holders as distribution equivalent rights under performance unit awards granted pursuant to the TRP LTIP and TRC LTIP remained so credited and payable on the same payment date set forth in the respective award agreements, subject to the same time-based vesting schedule previously included in the performance unit award but without regard to any performance factor relating to TRP Common Units.

The unaudited pro forma condensed combined financial information has been developed by applying pro forma adjustments to the historical audited and unaudited consolidated financial statements of TRC. The historical consolidated financial statements of TRC consolidate TRP, because TRC controlled TRP. The unaudited pro forma condensed combined balance sheet as of December 31, 2015 of TRC has been prepared to give effect to the Merger as if it had occurred on December 31, 2015. The unaudited pro forma condensed combined statement of operations of TRC for the year ended December 31, 2015 has been prepared to give effect to the Merger as if it had occurred on January 1, 2015.

The Merger has been accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 810, Consolidation—Overall—Changes in a Parent’s Ownership Interest in a Subsidiary (ASC 810). Because TRC controls TRP both before and after the Merger, the changes in TRC’s ownership interest in TRP has been accounted for as an equity transaction and no gain or loss will be recognized in TRC’s consolidated statements of operations resulting from the Merger. In addition, the tax effects of the Merger are presented in additional paid-in capital consistent with ASC 740, Income Taxes (ASC 740). Since the TRC historical financial information includes the accounts of TRP, the historical financial information of TRP has not been shown separately.

The unaudited pro forma condensed combined financial statements include pro forma adjustments that are factually supportable and directly attributable to the Merger. In addition, with respect to the unaudited pro forma condensed combined statement of operations, pro forma adjustments have been made only for items that are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and related notes included in the respective Annual Reports on Form 10-K for the year ended December 31, 2015 for TRC and TRP.

The unaudited pro forma adjustments are based on available preliminary information and certain assumptions that TRC believes are reasonable under the circumstances. The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the results that might have occurred had the Merger taken place on December 31, 2015 for balance sheet purposes, and on January 1, 2015 for statement of operations purposes, and are not intended to be a projection of future results. Actual results may vary significantly from the results reflected because of various factors. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial statements.

Targa Resources Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2015

(in millions)

	TRC	Pro Forma		TRC
	Historical	Adjustments		Pro Forma
ASSETS
Current assets	$920.0	$—		$920.0
Property, plant and equipment, net	9,702.7	—		9,702.7
Goodwill	417.0	—		417.0
Intangible assets, net	1,810.1	—		1,810.1
Other long-term assets	403.9	—		403.9

Total assets	$13,253.7	$—		$13,253.7

LIABILITIES AND OWNERS’ EQUITY
Current liabilities	$881.6	$22.5	(a)	$905.9
		1.8	(c)
Long-term debt	5,761.5	—		5,761.5
Deferred income taxes, net	177.8	952.0	(b)	1,121.5
		(8.3	)(a)
Other long-term liabilities	182.6	1.3	(c)	183.9
Owners’ equity:
Targa Resources Corp. stockholders’ equity:
Common stock	0.1	0.1	(d)	0.2
Additional paid-in capital	1,457.4	3,354.3	(d)	4,811.7
Retained earnings	26.9	(3.1	)(c)	23.8
Accumulated other comprehensive income (loss)	5.7	48.1	(d)	53.8
Treasury stock, at cost	(28.7)	—		(28.7)

Total Targa Resources Corp. stockholders’ equity	1,461.4	3,399.4		4,860.8
Noncontrolling interests in subsidiaries	4,788.8	(4,368.7	)(d)	420.1

Total owners’ equity	6,250.2	(969.3)		5,280.9

Total liabilities and owners’ equity	$13,253.7	$—		$13,253.7

See accompanying notes to unaudited pro forma condensed combined financial statements

Targa Resources Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2015

(in millions, except share amounts)

	TRC	Pro Forma		TRC
	Historical	Adjustments		Pro Forma
Revenues	$6,658.6	$—		$6,658.6
Costs and expenses:
Product purchases	4,873.0	—		4,873.0
Other operating expenses	1,626.3	4.1	(e)	1,630.4

Income from operations	159.3	(4.1)		155.2
Other income (expense):
Interest expense, net	(231.9)	—		(231.9)
Equity earnings (loss)	(2.5)	—		(2.5)
Loss from financing activities	(10.1)	—		(10.1)
Other	(26.6)	—		(26.6)

Income (loss) before income taxes	(111.8)	(4.1)		(115.9)
Income tax (expense) benefit	(39.6)	67.5	(f)	27.9

Net income (loss)	(151.4)	63.4		(88.0)
Less: Net income (loss) attributable to noncontrolling interests	(209.7)	177.8	(g)	(31.9)

Net income (loss) available to common shareholders	$58.3	$(114.4)		$(56.1)

Net income (loss) available per common share - basic	$1.09			$(0.36)

Net income (loss) available per common share - diluted	$1.09			$(0.36)

Weighted average shares outstanding - basic	53.5	104.5	(h)	158.0
Weighted average shares outstanding - diluted	53.6	104.4	(h)	158.0

See accompanying notes to unaudited pro forma condensed combined financial statements

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements (the “Unaudited Pro Forma Statements”) give effect to the Merger as an equity transaction. The unaudited pro forma condensed combined balance sheet gives effect to the Merger as if it had occurred on December 31, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 gives effect to the Merger as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 does not include pro forma effects of the previously consummated acquisition of Atlas Pipeline Partners GP, LLC and Atlas Pipeline Partners LP (collectively, the “Atlas acquisition”) acquired February 27, 2015. The effects of the Atlas acquisition are included in the historical financial statements of TRC since the respective date of acquisition.

These Unaudited Pro Forma Statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and the assumptions described below. The Unaudited Pro Forma Statements are not necessarily indicative of what the actual results of operations or financial position of TRC would have been if the Merger had in fact occurred on the dates or for the period indicated, nor do they purport to project the results of operations or financial position of TRC for any future periods or as of any date. The Unaudited Pro Forma Statements do not give effect to any cost savings, operating synergies, or revenue enhancements that may result from the Merger or the costs to achieve these cost savings, operating synergies, and revenue enhancements.

The following is the estimated consideration for the Merger calculated using actual share amounts (in millions, except per unit/share amounts):

Total TRP Common Units exchanged (1)	168.6
TRC common share exchange ratio per TRP Common Unit	0.62

Total TRC common shares issued	104.5
TRC common share closing price on February 16, 2016 (2)	$17.25

Fair value of TRC common shares issued in exchange for TRP Common Units	$1,803.1

(1)	Reflects the number of TRP Common Units outstanding at market close on February 16, 2016 (i.e., the last trading day prior to the Merger close before the market opened on February 17, 2016).
(2)	The value of TRC shares issued in the Merger is based on the TRC closing price on the February 16, 2016 (i.e., the last trading price of TRC prior to transaction close which occurred prior to the market opening on February 17, 2016).

Note 2 - Pro Forma Adjustments and Assumptions

(a)	Reflects estimated transaction costs of $22.5 million of advisory and legal services, and other professional fees expected to be paid in 2015 and 2016, as well as $8.3 million of related deferred tax. As the Merger involves the acquisition of noncontrolling interests accounted for as an equity transaction, these costs will be recognized as an adjustment to additional paid-in capital, net of the estimated tax benefit, upon exchange of securities at closing.

(b)	Reflects the estimated impact on deferred income taxes resulting from the Merger using TRC’s statutory federal and state tax rate of 37.11%. The amount reflects a net adjustment of $952.0 million to deferred income taxes, which relates to the effects of the change in ownership as a result of the Merger, resulting in a deferred tax liability.

(c)	Reflects the revaluation of each outstanding cash-settled performance unit award granted pursuant to the Targa Resources Corp. Long-Term Incentive Plan, which were based generally on the TRP Common Unit price performance relative to its peer group (a market condition), and will be converted and restated into a cash-settled award, pursuant to the same time-based vesting schedule but without application of any performance factor relating to TRP Common Units, based on the common share price of TRC determined by multiplying the number of performance units denominated in each TRP Performance Unit Award immediately prior to the effective time of the Merger by the Exchange Ratio, rounding down to the nearest whole share. This modification of the liability-classified awards resulted in revaluation as of the pro forma balance sheet date as the removal of the market condition is reflected in the fair value of the award.

(d)	The Merger, which involves a change in TRC’s ownership interests in its subsidiary TRP, has been accounted for as an equity transaction in accordance with ASC 810. As described in Note (b), the Merger resulted in the recognition of a deferred tax liability totaling $952.0 million. This tax impact is presented as a decrease to additional paid-in capital consistent with the accounting for tax effects of transactions with noncontrolling interests.

	Common Shares	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	TRC Shareholders’ Equity	Noncontrolling Interests (1)	Total Owners’ Equity
TRC shares issued for the Merger	$0.1	$1,803.0	$—	$—	$1,803.1	$(4,368.7)	$(2,565.6)
Impact of NCI acquisition on TRC owners’ equity	—	2,488.0	—	77.6	2,565.6	—	2,565.6
Deferred tax adjustments	—	(922.5)	—	(29.5)	(952.0)	—	(952.0)
Transaction costs, net of tax (see Note 2(a))	—	(14.2)	—	—	(14.2)	—	(14.2)

Total pro forma adjustments	$0.1	$3,354.3	$—	$48.1	$3,402.5	$(4,368.7)	$(966.2)

(1)	Reflects the December 31, 2015 book value of the publicly held interests in TRP.

(e)	Reflects the estimated incremental pro forma stock-based compensation expense for the equity-settled and cash-settled replacement awards to be issued in connection with the Merger.

(f)	Reflects estimated income tax benefit using TRC’s statutory federal and state income tax rate of 37.11%. For the year ended December 31, 2015, the amount reflects the combined effects of $66.0 million of income tax benefit on the income previously attributable to TRP’s noncontrolling interest holders that was not previously subject to corporate income taxes, and $1.5 million of income tax benefit related to the incremental pro forma stock-based compensation expense (see Note 2(e)).

(g)	Reclassifies net income previously allocated to noncontrolling interests related to publicly held TRP Common Units to net income attributable to TRC.

(h)	Reflects 104.5 million shares of TRC common stock assumed to be issued in the Merger as if they were outstanding as of January 1, 2015.